Exhibit 99.1

Houghton Mifflin Harcourt Announces Pricing of Private Offering of Senior Secured Notes Due 2025

November 19, 2019

BOSTON — Learning company Houghton Mifflin Harcourt (“HMH” or the “Company”) (Nasdaq: HMHC) announced today that it priced an offering of $306.0 million aggregate principal amount of 9.000% Senior Secured Notes due 2025 (the “Notes”). The Notes will be issued by the Company’s wholly owned subsidiaries, Houghton Mifflin Harcourt Publishers Inc., Houghton Mifflin Harcourt Publishing Company and HMH Publishers LLC. The Notes were offered in a private offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

The offering of the Notes is part of a refinancing transaction whereby the Company and the issuers of the Notes intend to enter into a $380.0 million amended and restated senior secured term loan facility and a $250.0 million amended and restated senior secured asset-based revolving credit facility. The offering of the Notes is expected to close on November 22, 2019, subject to customary closing conditions, and is conditioned upon, among other things, the other refinancing transactions being effected substantially concurrently with the closing of the offering of the Notes.

The Notes will be fully and unconditionally guaranteed on a senior secured basis by the Company and all of the direct and indirect subsidiaries of Company that guarantee the issuers’ obligations under the new senior secured credit facilities. The Notes and the related guarantees will be secured on a first-priority basis by security interests in all of the issuers’ and the guarantors’ assets securing the amended and restated term loan facility (other than assets securing the amended and restated asset-based revolving credit facility) and on a second-priority basis by security interests in all of the issuers’ and the guarantors’ assets securing the amended and restated asset-based revolving credit facility.

The Company intends to use the proceeds from the Notes, together with the net proceeds of term loan borrowings under the amended and restated term loan facility and cash on hand of approximately $114 million, to repay approximately $766 million in borrowings under its existing term loan facility and pay fees and expenses related to the refinancing transactions.

The Notes and related guarantees are being offered by the initial purchasers only to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been, and will not be, registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy the Notes or any other securities. The offering is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful.

About Houghton Mifflin Harcourt

Houghton Mifflin Harcourt (Nasdaq: HMHC) is a learning company committed to delivering integrated solutions that engage learners, empower educators and improve student outcomes. As a leading provider of K–12 core curriculum, supplemental and intervention solutions and professional learning services, HMH partners with educators and school districts to uncover solutions that unlock students’ potential and extend teachers’ capabilities. HMH serves more than 50 million students and three million educators in 150 countries, while its award-winning children’s books, novels, non-fiction, and reference titles are enjoyed by readers throughout the world.

CONTACT

Investor Relations

Brian S. Shipman, CFA

SVP, Investor Relations

212-592-1177

Brian.Shipman@hmhco.com

Media Relations

Bianca Olson

SVP, Corporate Affairs

617-351-3841

Bianca.Olson@hmhco.com

Forward-Looking Statements

The statements contained herein include forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “projects,” “anticipates,” “expects,” “could,” “intends,” “may,” “will,” “should,” “forecast,” “intend,” “plan,” “potential,” “project,” “target” or, in each case, their negative, or other variations or comparable terminology. Forward-looking statements include all statements that are not statements of historical facts. They include statements regarding our intentions, beliefs or current expectations concerning, among other things, whether or not the offering and the other refinancing transactions will be consummated and the use of proceeds of the offering and the senior secured credit facilities. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. These risks and uncertainties include, but are not limited to, our ability to consummate the offering of the Notes; consummate the other refinancing transactions; market conditions relating to the issuance of debt securities; and other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other news releases we issue and filings we make with the SEC. We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.